Exhibit 10.41

2020 AGREEMENT

UNDER THE

GBT JERSEYCO LIMITED

2020 EXECUTIVE LONG-TERM CASH INCENTIVE AWARD PLAN

THIS AGREEMENT, made as of this ____ day of _____, 2020, is between GBT Travel Services UK Limited (the “Company”) and ________________ (the “Participant”).

WHEREAS, the Company is a Participating Employer in the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan (as amended and/or restated from time to time, the “Plan”).

WHEREAS, the Company has determined that it is in the best interests of the Company to make the award (the “Award”) described in this Agreement (including Schedule A attached hereto, this “Agreement”), which Award will vest at the time or times set forth in Section 3, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.Award. The grant date of the Award hereby granted is [______], 2020. The amount that may be paid to the Participant in respect of the Award, and the determination of the amount so payable, is set forth in Schedule A attached hereto.

2.Performance Period and Measures. The Performance Period is set forth in Schedule A attached hereto, and the Performance Measures shall be determined by the Committee in its sole discretion before the end of the Performance Period and separately communicated to you.

3.Vesting. One-sixth of the Award will become vested on each of the first three anniversaries of September 1, 2020 (each, a “Vesting Date”) and the remaining one-half of the Award is eligible to become vested on the final Vesting Date based on the achievement of the Performance Measures as determined by the Committee, in each case, subject to the Participant’s continued Employment through the applicable Vesting Date. In the event that the Participant incurs a termination of Employment for any reason prior to a Vesting Date, regardless of whether such termination is initiated by the Participant, by the Company, by GBT (as defined below) or by any subsidiary of GBT, the portion of the Award that is unvested as of the date of such termination shall immediately terminate with no compensation or other payment due to the Participant or any other Person and the then unvested portion of the Award shall thereafter cease to be outstanding and shall no longer be eligible to be earned.

4.Settlement. The portion of the Award that has become vested in accordance with Section 3 above shall be paid to the Participant no later than the date that is two and one half months

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after the Vesting Date on which such portion became vested. All payments with respect to the Award will be made in cash and shall be reduced by all applicable deductions and tax withholdings.

5.Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to them in the Plan.

6.Restrictive Covenants. In consideration of the grant of the Award pursuant to this Agreement, the Participant makes the following covenants described in this Section 6 and agrees that his/her obligations under this Section 6 shall, with respect to GBT and its subsidiaries, constitute separate and distinct covenants in respect of which he/she hereby covenants with the Company as trustee for GBT and each such other subsidiary and without prejudice to the foregoing also agrees that the Company shall be entitled to seek to enforce such restrictions not only on behalf of itself but also on behalf of GBT and any of such subsidiaries. Notwithstanding anything in the Plan or this Agreement to the contrary, in the event that the Participant violates any of the provisions of this Section 6, the Participant shall, in addition to any other equitable and legal remedies to which the Company or any of its subsidiaries or Affiliates may be entitled, forfeit the Award in full with no compensation or payment due to the Participant or any other Person.

(a)Noncompetition; Nonsolicitation; Confidential Information. The Participant shall not Compete (as such term is defined below).

(b)For purposes of this Agreement, the term “Compete” shall mean:

(i)During the Restricted Period, being an employee, director, or independent contractor of, or a consultant to, or performing any services for or on behalf of, or being an owner or investor in (other than the ownership of not more than 1% of the publicly traded voting securities of any company listed on a national securities exchange), any Person engaging in any Competing Business anywhere in the United Kingdom or in any country in which GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (“GBT”), or any of its subsidiaries conducts business or, at the time of the termination of Participant’s Employment, had plans to conduct business provided that this shall not restrain the Participant from being engaged or concerned in any business concern in so far as his/her duties or work shall relate solely to geographical areas where the business concern is not in competition with GBT or any of its subsidiaries or from providing services or activities with which the Participant was not concerned to a material extent during the twelve month period immediately prior to the termination of his/her Employment (such twelve month period, the “Protected Period”) and in either case provided that no Key Executive with whom the Participant had material contact in the course of his/her Employment is also engaged or concerned or interested in such business (whether as an employee, agent director or consultant); or

(ii)during the Restricted Period, directly or indirectly, whether on behalf of the Participant or another Person, (x) soliciting (including any communication of any kind,

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regardless of by whom it is initiated) or doing business with, or attempting to solicit or do business with, any actual or Prospective Customer or Supplier of GBT or any of its subsidiaries in connection with any Competing Business or to terminate or alter in a manner adverse to GBT or any of its subsidiaries such Customer’s or Supplier’s (or Prospective Customer’s or Supplier’s) relationship with GBT or any of its subsidiaries, or (y) soliciting or inducing, or attempting to solicit or induce, any Key Executive or to provide services to another Person (whether as an employee, director, consultant or otherwise), or hiring or attempting to hire any such Key Executive, provided that Participant’s employer’s or business organization’s conducting general advertising for employees not directed at any specific Person shall not in and of itself be a violation of this clause (ii); or

(iii)at any time during or following Employment, disclosing or using any Confidential Information, except as required by legal process or, during Employment, in good faith in furtherance of the Participant’s job responsibilities to GBT or any of its subsidiaries (provided that if the Participant receives legal process with regard to disclosure of such Confidential Information, the Participant shall promptly notify GBT and cooperate with GBT in seeking a protective order with respect to such Confidential Information or to otherwise limit its disclosure).

(c)“Competing Business.” For purposes of this Agreement “Competing Business” shall mean any business in which GBT or any of its subsidiaries or Affiliates is engaged, or is considering engaging in, during the Restricted Period and in connection with which the Participant had material dealings during the Protected Period or regarding which the Participant is in possession of Confidential Information.

(d) “Confidential Information.” For purposes of this Agreement “Confidential Information” shall mean all information regarding GBT, Juweel, any of the Juweel Investors, any Affiliates of GBT, or any of the employees, officers or directors of any of the foregoing Persons, including, without limitation, any activity, business, product, customer, client or supplier of any of the foregoing Persons, in any case, that is not generally known by the public or to Persons not employed by GBT, Juweel, any of the Juweel Investors or any of their respective Affiliates, including, without limiting the foregoing, information that would not be known to the public but for the actions of or disclosure by, directly or indirectly, the Participant or any other Person who has breached a confidentiality restriction.

(e)“Restricted Period.” For purposes of this Agreement, “Restricted Period” shall mean the period of the Participant’s Employment and the twelve-month period immediately following the Participant’s termination of Employment for any reason, regardless of whether such termination is initiated by the Participant, by GBT or by any of GBT’s subsidiaries.

(f)“Customer”. For purposes of this Agreement, “Customer” shall mean any Person who or which at any time during the Protected Period was a client or customer of GBT or any of its subsidiaries with whom or which the Participant dealt or for whom or which the Participant was responsible on behalf of GBT or any of its subsidiaries at any time during the Protected Period.

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(g)“Key Executive”. For purposes of this Agreement, “Key Executive” shall mean a person who at any time whilst the Participant was Employed (i) was Employed (other than in a clerical, secretarial or administrative capacity); and (ii) was so Employed in a capacity in which he or she obtained Confidential Information or is likely to be able to solicit Customers of GBT or any of its subsidiaries or is able to influence the Customer connections of GBT or any of its subsidiaries; and (iii) was so Employed at any time during the Protected Period; and (iv) with whom the Participant had dealings in the course of his duties during the Protected Period.

(h)“Prospective Customer”. For purposes of this Agreement, “Prospective Customer” shall mean any Person with whom or which at any time during the Protected Period the Participant dealt or for whom or which at any time during the Protected Period the Participant was responsible on behalf of GBT or any of its subsidiaries with a view to that Person purchasing or obtaining or facilitating the purchase of goods and/or services from GBT or any of its subsidiaries.

(i)“Suppliers”. For purposes of this Agreement, “Suppliers” shall mean any Person who or which at any time during the Protected Period was a supplier to GBT or any of its subsidiaries with whom or which the Participant dealt or for whom or which the Participant was responsible on behalf of GBT or any of its subsidiaries at any time during the Protected Period.

(j)Non-Disparagement. The Participant shall not, during the Participant’s Employment or at any time thereafter, directly or indirectly, whether orally or in writing, disparage (i) GBT, (ii) any Majority Stockholder, (iii) Juweel, (iv) any Juweel Investor, (v) any subsidiary or Affiliate of GBT or of a Majority Stockholder, (vi) any employee, officer, shareholder, member, partner, owner or director of any of the entities described in clauses (i) through (v), or (vi) any business or property or asset of GBT or any of its subsidiaries.

(k)Enforceability of Covenants. The Participant acknowledges the reasonableness of the term, geographical territory, and scope of the covenants set forth in this Section 6, and the Participant agrees that the Participant will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein and the Participant hereby waives any such defense. The Participant further acknowledges that complying with the provisions contained in this Agreement will not preclude the Participant from engaging in a lawful profession, trade or business, or from becoming gainfully employed and that each of the restrictions contained in this Section 6 is not greater than is necessary for the protection of the goodwill and trade connections of GBT or any of its subsidiaries. The Participant agrees that the Participant’s covenants under this Section 6 are separate and distinct obligations under this Agreement, and the failure or alleged failure of the Company or the Board to perform any obligation under any provision of this Agreement shall not constitute a defense to the enforceability of the Participant’s covenants and obligations under this Section 6. The Participant agrees that any breach of any covenant under this Section 6 will result in irreparable damage and injury to GBT, its subsidiaries and/or the other Persons referenced in Section 6(j) and that they will be entitled to equitable and other injunctive relief to prevent any such breach or threatened breach in any court of competent jurisdiction without the necessity of posting any bond (in addition to any other legal remedies they may have). GBT, each subsidiary of GBT and each other Person referenced in Section 6(j) is an intended third party beneficiary of this Section 6 and may enforce its terms as if they were a party hereto.

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(l)Nonexclusive Remedy. In addition to any remedies that may be available in any agreement to which the Participant is a party, the remedies available for breach of any of the foregoing restrictive covenants shall include: (a) any rights or remedies available in law or in equity, (b) the forfeiture of the Award for no compensation or other payment due to the Participant or any other Person; (c) in respect of any portion of the Award paid prior to any such breach or subsequent thereto, repayment by the Participant to the Company of the amount of the Award so paid to the Participant; and (d) payment by the Participant to GBT, its subsidiaries and/or the other Persons referenced in Section 6(j) of an amount reimbursing them for all attorneys’ fees and other costs they incur enforcing their rights under this Agreement.

(m)Court Modification. If any term of this Section 6 is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Section 6, such term shall be enforceable to the maximum extent possible under applicable law and such court shall reform such term to make it enforceable to such extent.

(n)Governing Law. The provisions of this Section 6 shall be governed by, and construed and enforced in accordance with, the domestic substantive laws of the United Kingdom, without regard to the provisions governing choice or conflict of laws or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

7.Construction of Agreement/Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and of the Participant shall be enforceable to the fullest extent permitted by law; provided, however, that if any restrictive covenant contained herein is determined to be too broad in duration, scope or in any other respect, it shall be reformed to be enforceable to the maximum extent permitted by applicable law. For purposes of this Agreement, any reference to a subsidiary or subsidiaries of a Person shall be deemed to refer to the direct and indirect subsidiaries of such Person.

8.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any modification, waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provision or condition of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9.Integration. This Agreement and the Plan contain the entire understanding of the parties hereto and their respective Affiliates with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with

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respect to the subject matter hereof other than those expressly set forth herein or in the Plan. This Agreement and the Plan supersede all prior and contemporaneous agreements and understandings between the parties hereto and their respective Affiliates with respect to the subject matter hereof. Notwithstanding the foregoing or anything contained herein to the contrary, the restrictive covenants set forth in Section 6 of this Agreement are independent of any other restrictive covenants to which the Participant is subject in favor of GBT, the Company or any of their respective Affiliates, and this Agreement shall not supersede (or be superseded by) any such other restrictive covenants to which the Participant is subject in favor of GBT, the Company or any of their respective Affiliates.

10.Taxes.

(a)The Participant irrevocably agrees to:

(i)Pay to the Company, his employer or former employer (as appropriate) the amount of any Tax Liability; or

(ii)Enter into arrangements to the satisfaction of the Company, his employer or former employer (as appropriate) for payment of any Tax Liability.

(b)The Participant irrevocably agrees to reimburse the Company, his employer or former employer (as appropriate) for any secondary class 1 (employer) National Insurance contributions (or any similar liability for social security contribution in any jurisdiction) which:

(i)The Company or any employer (or former employer) of the Participant is liable to pay as a result of any Taxable Event; and

(ii)May be lawfully recovered by the Company or any employer (or former employer) from the Participant;

(c)If the Participant does not fulfil his obligations arising under this Section 10 in respect of any Tax Liability relating to the Award within seven days after the Taxable Event the Company or the Participant’s employer or former employer (as appropriate) may withhold from any salary, bonus or other amounts, payments or property due to the Participant (including, without limitation, payments of any portion of the Award) amounts sufficient to satisfy the Tax Liability.

(d)For purposes of this Agreement, “Tax Liability” means the total of: (i) any income tax and primary class 1 (employee) National Insurance contributions (or their equivalents in any jurisdiction) for which the Company or any employer (or former employer) of the Participant is liable to account as a result of any Taxable Event; and (ii) any secondary class 1 (employer) National Insurance contributions that the Company or any employer (or former employer) of the Participant is liable to pay as a result of any Taxable Event and which can be recovered lawfully from the Participant.

(e)For purposes of this Agreement, “Taxable Event” means any event or circumstance that gives rise to a liability for the Participant (or the Company or any employer (or

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former employer) of the Participant on the Participant’s behalf) to pay income tax and/or National Insurance contributions (or their equivalents in any jurisdiction) in respect of: (i) this Award, including its vesting or payment; or (ii) the failure by the Participant to make good any Tax Liability within the time limit specified in section 222 of the Income Tax (Earnings and Pensions) Act 2003.

11.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12.Governing Law; Venue; WAIVER OF JURY TRIAL. Except as otherwise provided in Section 6(n), this Agreement shall be governed by, and construed and enforced in accordance with, the domestic substantive laws of the State of New York, without regard to the provisions governing choice or conflict of laws or rules that would cause the application of the domestic substantive laws of any other jurisdiction. The parties agree that any dispute relating to this Agreement, the Award or the Plan shall be resolved in accordance with Sections 5.7 and 5.8 of the Plan (including, without limitation, the venue specified therein and the WAIVER OF JURY TRIAL provision thereof).

13.Effect on Employment. Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of the Participant’s Employment or interfere in any way with the right of the Company or any of its subsidiaries or Affiliates, subject to the terms of any separate Employment Agreement with the Participant to the contrary, at any time to terminate such Employment or to decrease the compensation of the Participant.

14.Personal Data. In accepting the grant of this Award, the Participant consents to the collection, holding, processing and transfer of his Personal Data by the Company and its Affiliates for all purposes connected with the operation of the Plan and this Agreement. The purposes of the Plan and this Agreement referred to in the immediately preceding sentence include, but are not limited to: (i) holding and maintaining details of the Participant’s Award; (ii) transferring the Participant’s Personal Data to the trustee of an employee benefit trust, the Company’s registrars or brokers or any administrators of the Plan; (iii) transferring the Participant’s Personal Data to a bona fide prospective buyer of GBT or any of its subsidiaries or the Participant’s employer company or business unit (or the prospective buyer’s advisers), provided that the prospective buyer, and its advisers, irrevocably agree to use the Participant’s Personal Data only in connection with the proposed transaction and in accordance with the data protection principles set out in the Data Protection Act `1998; and (iv) transferring the Participant’s Personal Data to a person who is resident in a country or territory outside the European Economic Area that may not provide the same statutory protection for the information as countries within the European Economic Area. For purposes of this Agreement, “Personal Data” has the meaning given in Section 1 of the Data Protection Act 1998.

15.Acknowledgments. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Award shall be final, binding and conclusive.

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16.Special Compensation. The grant of the Award under the Plan is a special one-time, discretionary grant to the Participant and there is no expectation that any future Award will be granted to the Participant, nor does the Participant have any entitlement to any such Award.  The Award is not part of the Participant’s regular wages, salary or compensation and shall not be pensionable, nor shall the Award be included in any severance, termination or pay in lieu of notice obligation or calculation to the Participant.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that he or she has carefully read and understands this Agreement and the Plan as of the day and year first written above.

GBT Travel Services UK Limited

By: Patricia Huska
Title: Chief People Officer

[Insert Participant’s Name]

Date: